UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 2, 2023

MDU Resources Group Inc
(Exact name of registrant as specified in its charter)

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)
Delaware	1-03480	30-1133956

1200 West Century Avenue
P.O. Box 5650
Bismarck, North Dakota 58506-5650
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code (701) 530-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

(Title of each class)	(Trading Symbol(s))	(Name of each exchange on which registered)
Common Stock, par value $1.00 per share	MDU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On August 3, 2023, MDU Resources Group, Inc. (the “Company”) announced its board of directors has declared a quarterly cash dividend on the Company’s common stock of $0.1250 per share, to be paid on October 1, 2023 to stockholders of record as of the close of business on September 14, 2023. The press release also outlines the Company’s future dividend expectations. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
99.1	Press release of MDU Resources Group, Inc., dated August 3, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* * *

Cautionary Note on Forward Looking Statements

This Current Report on Form 8-K includes certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements contained in this Current Report on Form 8-K, including information about the Company’s intent to pursue a tax-advantaged separation of its construction services business and become a pure-play regulated energy delivery business, targeted dividend payout ratios, as well as statements by the chair of the board, are expressed in good faith and are believed by the Company to have a reasonable basis. Nonetheless, actual results may differ materially from the projected results expressed in the forward-looking statements. For a discussion of important factors that could cause actual results to differ materially, refer to Item 1A-Risk Factors in the Company’s most recent Form 10-K and Form 10-Q and subsequent filings with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2023

MDU Resources Group, Inc.

By:	/s/Paul R. Sanderson

Paul R. Sanderson
Vice President, Chief Legal Officer
and Secretary

3